UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

__________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       March 15, 2007

Date of Report (Date of earliest event reported)

__________________

MOLEX INCORPORATED

(Exact name of registrant as specified in its charter)

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Delaware	0-7491	36-2369491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 Wellington Court, Lisle, Illinois         60532

(Address and zip code of principal executive offices)

                   (630) 969-4550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On March 15, 2007, the Circuit Court of Cook County, Illinois, Chancery Division, gave preliminary approval of a Stipulation of Settlement (the “Stipulation”) entered into between Molex Incorporated (the “Company”), the plaintiffs in the pending consolidated shareholder derivative action (“Plaintiffs”) and all defendants named in the derivative action (the “Individual Defendants”).  The settlement of the derivative action is subject to final approval by the Circuit Court of Cook County.

Plaintiffs’ Amended Consolidated Shareholder Derivative Complaint (the “Amended Complaint”) alleged that certain officers and directors of the Company breached their fiduciary duties in connection with the alleged accounting recognition of the Company’s profit-in-inventory and other accounting adjustments in the first quarter of fiscal year 2005, and in connection with the alleged misdating of certain stock option grants.  The Company and the Individual Defendants contend that all of the reporting and accounting issues complained of in the Amended Complaint, including the allegations regarding misdated stock options, were investigated by the Company and appropriate actions taken.  The Company and the Individual Defendants also contend that legal and factual defenses exist to all of the allegations, including, that Plaintiffs lack standing under applicable law to bring suit.  The agreement to the terms of the settlement does not constitute an admission of liability on the part of the Company or any of the Individual Defendants.

The terms of the settlement provided in the Stipulation are described in a Notice of Settlement of Shareholder Derivative Litigation (the “Notice”) that was approved by the Court on March 15, 2007.  A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits

Exhibit 99.1

Notice of Settlement of Shareholder Derivative Litigation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2007

MOLEX INCORPORATED

By:  /s/ Ana G. Rodriguez

Ana G. Rodriguez

Secretary and Associate General Counsel

EXHIBIT INDEX Exhibit No. Description Exhibit 99.1 Notice of Settlement of Shareholder Derivative Litigation